Exhibit 5.1

                              HOGAN & HARTSON L.L.P
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                               TEL (202)-637-5600
                               FAX (202) 637-5910


                                November 10, 1997

CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
1700 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

              We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), and CarrAmerica Realty, L.P., a Delaware limited partnership ("CarrAmerica Realty" and, together with the Company, the "Issuers"), in connection with the Issuers' registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offer by the Issuers to exchange (the "Exchange Offer") the Company's 7.20% Exchange Notes due 2004 and 7.375% Exchange Notes due 2007 (together, the "New Notes") for a like principal amount of any or all the Company's outstanding 7.20% Notes due 2004 and 7.375% Notes due 2007 (together, the "Old Notes"). CarrAmerica Realty has guaranteed payment of the principal of (and premium, if any) and interest on the Old Notes, and would so guarantee the New Notes upon issuance. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

              For purposes of this opinion letter, we have examined copies of the following documents:

              1.    Executed copy of the Registration Statement.

              2. Executed copy of the Indenture for the Old Notes and the New Notes dated as of July 1, 1997 (the "Indenture") among the Company, CarrAmerica Realty (as guarantor) and Bankers Trust Company (as trustee) (the "Trustee").

              3. Articles of Amendment and Restatement of Articles of Incorporation of the Company, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland (the "Department") on October 30, 1997 and as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
November 10, 1997
Page 2

              4. Second Amendment and Restatement of the Company's By-Laws, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

              5. Certificate of Limited Partnership of CarrAmerica Realty, as amended, as certified by the Secretary of State of Delaware on October 30, 1997 and as certified by the Assistant Secretary of CarrAmerica Realty GP Holdings, Inc. ("GP Holdings"), the general partner of CarrAmerica Realty, on the date hereof as then being complete, accurate and in effect.

              6. Second Amended and Restated Agreement of Limited Partnership of CarrAmerica Realty, as amended, as certified by the Assistant Secretary of GP Holdings on the date hereof as then being complete, accurate and in effect.

              7. Certificate of Incorporation of GP Holdings, as certified by the Secretary of State on October 30, 1997 and as certified by the Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

              8. By-Laws of GP Holdings, as certified by the Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

              9. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on June 26, 1997 relating to authorization of the Old Notes, the New Notes, the Exchange Offer, the Registration Statement and arrangements in connection therewith, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

              10. Certain resolutions of the Board of Directors of GP Holdings adopted on June 26, 1997 relating to authorization of the guarantee of the Old Notes and New Notes and of the Exchange Offer and Registration Statement, as certified by the Assistant Secretary of GP Holdings on the date hereof as then being complete, accurate and in effect.
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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
November 10, 1997
Page 3

              In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

              For purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforeable against the Trustee in accordance with its terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture.

              This opinion letter is based as to matters of law solely on (i) the General Corporation Law of the State of Maryland, as amended, (ii) the Delaware Revised Uniform Limited Partnership Act, as amended, (iii) the General Corporation Law of the State of Delaware, as amended, and (iv) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

              Based upon, subject to and limited by the foregoing, and assuming the due execution and delivery of the New Notes, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) execution, authentication and delivery of the New Notes in accordance with the Indenture, and delivery in exchange for the Old Notes in accordance with the Exchange Offer, the New Notes will be binding obligations of the Company, and the Note Guarantees will be binding obligations of CarrAmerica Realty, both in accordance with their terms. In expressing the foregoing opinion, we have assumed that the New Notes and the Note Guarantees will conform as to form to the forms thereof included as annexes to the Indenture.

                                       * * * *
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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
November 10, 1997
Page 4

              The opinions expressed above with respect to the enforceability of the Notes and the Note Guarantees, respectively, (i) are each subject to the exception that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law) and (ii) shall be understood to mean only that if there is a default in performance of an obligation, (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the immediately preceding clause (i), the court will provide a money damage (or perhaps an injunctive or specific performance) remedy.

              We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

              We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/  Hogan & Hartson L.L.P.
                                        ---------------------------

                                        HOGAN & HARTSON L.L.P.